            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social security numbers and IRS individual taxpayer identification numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------
                                   GIVE THE
        FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                                   NUMBER OF--
-----------------------------------------------------------
 1.  An individual's account       The individual
 2.  Two or more individuals       The actual owner of the
     (joint account)               account, or, if combined
                                   funds, the first
                                   individual on the
                                   account(1)
 3.  Custodian account of a minor  The minor(2)
 4.  a. The usual revocable        The grantor-trustee(1)
        savings trust account
        (grantor is also trustee)
     b. So-called trust account    The actual owner(1)
        that is not a legal or
        valid trust under State
        law
 5.  Sole proprietorship account   The owner(3)
-----------------------------------------------------------
-----------------------------------------------------------
                                   GIVE THE EMPLOYER
        FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                   NUMBER OF--
-----------------------------------------------------------
 6.  A valid trust, estate, or     Legal entity (Do not
     pension trust                 furnish the identifying
                                   number of the personal
                                   representative or
                                   trustee unless the legal
                                   entity itself is not
                                   designated in the
                                   account title.)(4)
 7.  Corporate account             The corporation
 8.  Association, club,            The organization
     religious, charitable,
     educational or other
     tax-exempt organization
 9.  Partnership account           The partnership
10.  A broker or registered        The broker or nominee
     nominee
11.  Account with the Department   The public entity
     of Agriculture in the name
     of a public entity (such as
     a State or local government,
     school district, or prison)
     that receives agricultural
     program payments

-----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, Form W-7, Application for IRS Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding include the following:
  - An organization exempt from tax under section 501 (a) of the Internal Revenue Code (the "Code"), or an individual retirement account, or a custodial account under Code section 403(b)(7) if the account satisfies the requirements of Code section 401(f)(2).
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  - An international organization or any agency or instrumentality thereof.

Other payees that MAY BE EXEMPT from backup withholding include:
  - A corporation.
  - A financial institution.
  - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
  - A futures commission merchant registered with the Commodity Futures Trading Commission.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a) of the Code.
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A foreign central bank of issue.
  - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
  - A trust exempt from tax under section 664 or described in section 4947 of the Code.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
  Payments of dividends and patronage dividends that generally are exempt from backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under Code section
    1441.
  - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Code section 404(k) payments made by an ESOP.

  Payments of interest that generally are exempt from backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under Code section 852).
  - Payments described in Code section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under Code section 1451.
  - Payments made by certain foreign organizations.
  - Mortgage interest paid to you.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding.

PRIVACY ACT NOTICE.--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, States and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonments.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.